Exhibit 99.6

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the person whose signature appears below (such person acting on behalf of the Company (as defined below) as an authorized person of the Company, and such person, together with the Company, the “Grantor”) does hereby make, constitute and appoint Mr. C. Patrick Machado (the “Grantee”) as the true and lawful attorney-in-fact of the Grantor, with full powers of substitution (and re-substitution) and revocation, for and in the name, place and stead of such Grantor, both in the Grantor’s individual capacity, and in such Grantor’s capacity as an authorized officer acting on behalf of the Company holding securities of Orion Acquisition Corp. II, to execute and deliver such forms or other documents as may be required to be filed from time to time with the Securities and Exchange Commission (the “Commission”) either (i) pursuant to Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended; or (ii) related to the Electronic Data Gathering And Retrieval filing system of the Commission, in each case with respect to Selena Pharmaceuticals, Inc. (the “Company”).

December 20, 2004

/s/ Sergey Sablin
Sergey Sablin
As the President, Selena Pharmaceuticals, Inc.

/s/ Sergey Sablin
Sergey Sablin
Individually